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                                                                  Exhibit 10.35

                  SUBSCRIPTION AND RECAPITALIZATION AGREEMENT

          This SUBSCRIPTION AND RECAPITALIZATION AGREEMENT (this "AGREEMENT") is entered into as of June 22, 2000 among Genuity Inc., a Delaware corporation ("GENUITY"), GTE Corporation, a New York corporation ("GTE"), and Contel Federal Systems, Inc., a Delaware corporation and wholly owned subsidiary of GTE ("CFS").

                               R E C I T A L S :

          WHEREAS, GTE and CFS collectively own all of the outstanding shares of common stock, par value $1.00 per share (the "OUTSTANDING SHARES"), of Genuity;

          WHEREAS, Genuity has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (as amended and at the time it becomes effective under the Securities Act of 1933, the "REGISTRATION STATEMENT") pursuant to which it intends to offer shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), to the public (the "INITIAL PUBLIC OFFERING");

          WHEREAS, prior to the consummation of the Initial Public Offering, GTE and CFS desire to reconstitute the capital structure of Genuity by (i) causing Genuity to amend and restate its certificate of incorporation (as so amended and restated, the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION") to authorize three classes of common stock, (1) Class A Common Stock, (2) Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK"), and (3) Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON STOCK", and collectively with the Class A Common Stock and the Class B Common Stock, the "COMMON STOCK") and (ii) exchanging all of the Outstanding Shares for an aggregate of 18,256,000 shares of Class B Common Stock (the "INITIALLY OUTSTANDING B SHARES");

          WHEREAS, the parties intend the exchange of the Outstanding Shares for the Initially Outstanding B Shares pursuant to this Agreement to constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

          WHEREAS, the parties desire to make the other agreements set forth herein.

          NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                                STOCK ISSUANCE

SECTION 1.1 RECAPITALIZATION. Simultaneously with the effectiveness of the Amended and Restated Certificate of Incorporation, GTE and CFS shall exchange the Outstanding Shares for the Initially Outstanding B Shares.
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SECTION 1.2  CLOSING.  The closing of the issuance of the Initially Outstanding
Shares shall occur upon the effectiveness of the Amended and Restated Certificate of Incorporation (the "CLOSING DATE").

SECTION 1.3 REPRESENTATIONS AND WARRANTIES OF GENUITY. Genuity represents and warrants to GTE and CFS that each of the representations and warranties made by Genuity in Article II hereof will be true and correct on the Closing Date.

SECTION 1.4 REPRESENTATIONS AND WARRANTIES OF GTE AND CFS. GTE represents and warrants to Genuity that each of the representations and warranties made by GTE in Article II hereof will be true and correct on the Closing Date. CFS represents and warrants to Genuity that each of the representations and warranties made by CFS in Article II hereof will be true and correct on the Closing Date.

                                  ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF GENUITY. Genuity represents, warrants and agrees as follows:

(a) Organization and Related Matters. Genuity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Genuity has the necessary corporate power and authority to execute, deliver and perform this Agreement.

(b) Authorization; No Conflict. The execution, delivery and performance of this Agreement by Genuity has been duly and validly authorized by all necessary corporate action on the part of Genuity. This Agreement constitutes the legally valid and binding obligation of Genuity, enforceable against Genuity in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Genuity will not violate or conflict with any judgment, decree, order, statute, rule or regulation applicable to Genuity or result in any violation of the certificate of incorporation or bylaws of Genuity.

(c) Validity. On the Closing Date, the Initially Outstanding B Shares will have been duly authorized by all necessary corporate action on the part of Genuity and will be validly issued, fully paid and non-assessable.

(d) Securities Act Matters. The offer and sale of the Initially Outstanding B Shares hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"). Each Initially Outstanding B Share shall have a legend setting forth the restrictions on transferability and sale set forth in Section 6.3 hereof for at least so long as such restrictions apply. The representations of Genuity in this
     Section 2.1(d) are based upon and subject to the accuracy of GTE's representations contained in Section 2.2(c) hereof and CFS's representations contained in Section 2.3(c) hereof.

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SECTION 2.2  REPRESENTATIONS AND WARRANTIES OF GTE.  GTE represents, warrants and agrees as follows:

(a) Organization and Related Matters. GTE is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. GTE has the necessary corporate power and authority to execute, deliver and perform this Agreement.

(b) Authorization; No Conflict. The execution, delivery and performance of this Agreement by GTE has been duly and validly authorized by all necessary corporate action on the part of GTE. This Agreement constitutes the legally valid and binding obligation of GTE, enforceable against GTE in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by GTE will not violate or conflict with any judgment, decree, order, statute, rule or regulation applicable to GTE or result in any violation of the certificate of incorporation or bylaws of GTE.

(c) Investment Representation. GTE acknowledges that the Initially Outstanding B Shares will not be registered under the Securities Act. GTE is an "accredited investor" as defined under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Initially Outstanding B Shares. GTE is acquiring the Initially Outstanding B Shares from Genuity for its own account, for investment purposes only and not with a view to the distribution thereof. GTE agrees that the Initially Outstanding B Shares will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

(d) Nature or Scope of Business. GTE acknowledges and agrees that, for the purposes of paragraph D.4(a)(v) of the Fourth Article of the Amended and Restated Certificate of Incorporation, the phrase "nature or scope of the business of the Corporation" means any business or business plan described in the Registration Statement.

SECTION 2.3 REPRESENTATIONS AND WARRANTIES OF CFS. CFS represents, warrants and agrees as follows:

(a) Organization and Related Matters. CFS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. CFS has the necessary corporate power and authority to execute, deliver and perform this Agreement.

(b) Authorization; No Conflict. The execution, delivery and performance of this Agreement by CFS has been duly and validly authorized by all necessary corporate action on the part of CFS. This Agreement constitutes the legally valid and binding obligation of CFS, enforceable against CFS in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by CFS will not violate or conflict with any judgment, decree, order, statute, rule or

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     regulation applicable to CFS or result in any violation of the certificate of incorporation or bylaws of CFS.

(c) Investment Representation. CFS acknowledges that the Initially Outstanding B Shares will not be registered under the Securities Act. CFS is an "accredited investor" as defined under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Initially Outstanding B Shares. CFS is acquiring the Initially Outstanding B Shares from Genuity for its own account, for investment purposes only and not with a view to the distribution thereof. CFS agrees that the Initially Outstanding B Shares will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

(d) Nature or Scope of Business. CFS acknowledges and agrees that, for the purposes of paragraph D.4(a)(v) of the Fourth Article of the Amended and Restated Certificate of Incorporation, the phrase "nature or scope of the business of the Corporation" means any business or business plan described in the Registration Statement.

                                  ARTICLE III
                                 CONSENT RIGHTS

SECTION 3.1  CLASS B COMMON STOCK CONSENT RIGHTS.

(a) In addition to any other rights provided by law and subject to Section 3.2 below, from and after the effectiveness of the Amended and Restated Certificate of Incorporation under the DGCL, the consent of GTE or its assignee pursuant to Section 3.3 below shall be required before Genuity:

     (i) Makes any acquisition (or series of related acquisitions) for consideration that exceeds 20% of Genuity's market capitalization (determined by multiplying the closing price of the Class A Common Stock on the date of determination by the number of then outstanding shares of Common Stock on an As Converted Basis (as defined in Section 6.15 hereof)) at the time of such acquisition or, if earlier, of Genuity's entering into an acquisition agreement relating thereto (or, in the case of a series of related acquisitions, at either such time with respect to the first acquisition in such series), it being understood that if consent is obtained by Genuity upon entering into an acquisition agreement no further consent shall be required for the consummation of such acquisition substantially on the terms of the acquisition agreement as in effect on the date consented to;

     (ii) Makes an acquisition for consideration that exceeds $100 million or enters into a joint venture in which Genuity's investment exceeds $100 million, in each case that is not closely related to Genuity's business;

     (iii) Makes any disposition (or series of related dispositions) for consideration that exceeds 20% of Genuity's market capitalization (determined by multiplying the closing price of the Class A Common Stock on the date of determination by the number of then outstanding shares of Common Stock on an As Converted Basis) at the time of such disposition or, if earlier, of Genuity's entering into a disposition agreement relating thereto (or,

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     in the case of a series of related dispositions, at either such time with respect to the first disposition in such series), it being understood that if consent is obtained upon entering into a disposition agreement no further consent shall be required for the consummation of such disposition substantially on the terms of the disposition agreement as in effect on the date consented to;

     (iv) Incurs indebtedness (including capital leases, guarantees of indebtedness of others, letters of credit and indebtedness acquired in connection with any acquisition, but excluding trade accounts payable) (1) in any calendar year that exceeds $3.85 billion, net of any indebtedness that is repaid during the same calendar year or (2) at any time, if immediately after the incurrence thereof, Genuity's indebtedness would exceed $11 billion;

     (v) Enters into any agreement or arrangement that (1) binds or purports to bind, or following conversion, would bind or purport to bind, GTE or any of its Affiliates (as defined in Section 6.15 hereof) or (2) contains provisions that trigger a default or require a material payment when GTE exercises its rights as set forth in the Amended and Restated Certificate of Incorporation to convert the Class B Common Stock;

     (vi) Declares extraordinary dividends or makes other extraordinary distributions to the holders of shares of its capital stock;

     (vii) Issues any equity securities or securities convertible or exercisable into equity securities ("SHARES") except for: (1) Shares issued in connection with acquisitions, provided that the aggregate number of Shares issued in connection with any such acquisitions does not exceed 30% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any); (2) Shares issued to fund operating needs (including capital expenditures), provided that the aggregate number of Shares issued to fund such operating needs does not exceed 5% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any); (3) Shares issued or granted to employees of Genuity; provided that (u) the number of Shares issued or granted to individuals who were employees of Genuity on April 6, 2000 does not exceed in the aggregate 5% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any); (v) the number of Shares issued or granted to individuals who first become employees of Genuity within nine months of April 6, 2000, other than individuals who become employees of Genuity as a result of their former employer being acquired by Genuity, does not exceed in the aggregate 1% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any); (w) the number of Shares issued or granted to individuals who become employees of Genuity beginning on or after January 6, 2001, other than individuals who become employees of Genuity as a result of their former employer being acquired by Genuity, does not exceed in the aggregate 2.95% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the

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     exercise of the underwriters over-allotment option, if any); (x) the number of Shares issued or granted to non-employee directors of Genuity does not exceed in the aggregate 0.05% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any); (y) the number of Shares issued to a trustee or other fiduciary, or granted or reserved for issuance to the employees of Genuity described in the previous clauses (u), (v), and (w) in connection with Genuity's 401(k) or any similar plan, does not exceed 0.5% of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any); and (z) the number of Shares issued or granted to individuals who become employees of Genuity as a result of their former employer being acquired by Genuity, including Shares issued, granted or reserved for issuance to a trustee or other fiduciary or to Genuity's employees described in clause (y) in connection with Genuity's 401(k) or any similar plan, does not exceed 6% multiplied by the total of (i) the number of shares of Common Stock outstanding upon the consummation of the Initial Public Offering (including shares of Common Stock outstanding immediately after the exercise of the underwriters over-allotment option, if any) plus
     (ii) the number of Shares issued in connection with the acquisitions completed by Genuity, minus (iii) the aggregate number of Shares that may be issued under clauses (u), (v), (w), (x) and (y) above. In the event that options to purchase shares of Common Stock granted pursuant to Section 3.1(a)(vii)(3) shall expire or terminate, those Shares shall become available for any of the purposes stated in subsections (1), (2) or (3) of this Section 3.1(a)(vii). For the purpose of calculating in this Section 3.1(a)(vii) the percentage of the shares of Common Stock outstanding upon the consummation of the Initial Public Offering, all shares of Class B Common Stock shall have been deemed to have been converted into shares of Class A Common Stock pursuant to paragraph D.7(a)(ii) of the Fourth Article of the Amended and Restated Certificate of Incorporation.

     (b) Genuity shall notify GTE in writing at the address set forth in Section
     6.5 hereof no less than ten business days prior to entering into (i) an acquisition agreement or disposition agreement (including a binding letter of intent) for consideration, including the assumption of indebtedness, in excess of $100 million or (ii) a joint venture agreement (including a binding letter of intent) in which Genuity's investment shall exceed $100 million.

SECTION 3.2 CONSENT RIGHTS NOT APPLICABLE. Genuity shall not be required to obtain the consent of GTE to take the actions set forth in Section 3.1, and shall not be required to provide the notice called for in Section 3.1(b), if at any time:

     (a) GTE and its Affiliates collectively do not have the right to vote more than 50% of the then outstanding shares of Class B Common Stock; or

     (b) The number of shares of Common Stock Owned (as defined in Section 6.15) by GTE and its Affiliates collectively would not constitute more than 10% of the then outstanding shares of Common Stock on an As Converted Basis; or

     (c) Any Person (as defined in Section 6.15) and its Affiliates (other than GTE and its Affiliates) collectively Own more than 50% of the then outstanding shares of Class B Common Stock.

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SECTION 3.3  ASSIGNABILITY.  The consent rights set forth in Section 3.1 may be assigned by GTE, in whole or in part, to a Person that is not an Affiliate of GTE that may exercise them so long as such Person directly or indirectly:

     (a) Owns and has the right to vote more than 50% of the then outstanding shares of Class B Common Stock; and

     (b) Owns or has the right to acquire more than 50% of the then outstanding shares of Common Stock on an As Converted Basis.

                                  ARTICLE IV
                      RIGHT TO PURCHASE ADDITIONAL SHARES

SECTION 4.1 RIGHT TO ACQUIRE ADDITIONAL SHARES. If at any time during the one year following the conversion by GTE or its Affiliates of any shares of Class B Common Stock, GTE and its Affiliates Own a number of shares of Class A Common Stock and Class C Common Stock that together equal or exceed 70% of the total number of shares of Common Stock outstanding on an As Converted Basis, then GTE shall have the right during the one year following such conversion to acquire from Genuity a number of shares of Class A Common Stock (the "ADDITIONAL A SHARES") such that, immediately after such acquisition, GTE and its Affiliates shall Own 80% of the total number of shares of Common Stock outstanding (including the Additional A Shares) on an As Converted Basis.

SECTION 4.2 ACQUISITION PRICE. The acquisition price for each Additional A Share shall be equal to the average of the closing prices on the Nasdaq National Market for the Class A Common Stock for the 30 trading days immediately preceding the date of the Acquisition Notice (as defined below). The aggregate acquisition price (the "AGGREGATE ACQUISITION PRICE") for the Additional A Shares may be paid, in the sole discretion of GTE (except as provided in the last sentence of this Section 4.2), in cash, stock or in other property reasonably usable in Genuity's business with a fair market value equal to or in excess of the Aggregate Acquisition Price. The fair market value of any such property will be established by an appraisal conducted by a nationally recognized appraiser chosen by Genuity's independent directors. GTE shall not be permitted to pay the purchase price in property if Genuity's independent directors determine that (1) Genuity's ownership of such property will violate the law (including without limitation any federal or state regulations applicable to Genuity); or (2) the property is not reasonably useful to Genuity in light of its then existing business plan.

SECTION 4.3 DELIVERY OF ACQUISITION NOTICE; DOCUMENTATION. In the event that GTE wishes to exercise the right to purchase the Additional A Shares set forth in Section 4.1 hereof, GTE shall deliver a notice (the "ACQUISITION NOTICE") to Genuity at the address set forth in Section 6.5 hereof specifying the date that it or its Affiliates converted any shares of Class B Common Stock and the number of shares of Class A Common Stock and Class C Common Stock Owned by GTE and its Affiliates as of the date of the Acquisition Notice. GTE and Genuity shall enter into a purchase agreement for the sale of the Additional A Shares containing customary terms and conditions, including customary representations and warranties with respect to the Additional A Shares. The closing date of the sale of the Additional A Shares shall occur no later than ten business days after the date of the Acquisition Notice (or, in the event that GTE

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pays the Aggregate Acquisition Price in property, ten business days after the receipt by Genuity of the appraisal described in Section 4.2).

SECTION 4.4 NUMBER OF EXERCISES. Notwithstanding anything herein to the contrary, GTE may exercise the right to purchase Additional A Shares set forth in Section 4.1 only one time.

                                   ARTICLE V
            RIGHT OF FIRST OFFER; PAYMENT TO GENUITY UPON CONVERSION

SECTION 5.1  RIGHT OF FIRST OFFER.

(a) Pursuant to the order of the Federal Communications Commission (the "FCC") issued on June 16, 2000 in connection with the merger of GTE and Bell Atlantic Corporation (the "FCC ORDER"), GTE and its Affiliates have agreed, in the circumstances therein described, and subject to the terms and conditions thereof and to any modification made by the FCC thereto or any waivers granted by the FCC with respect thereto, to offer shares of Class B Common Stock to Genuity prior to offering to sell such shares (or any shares into which they have been converted) to any other Person. In the event GTE and its Affiliates are required to offer shares of Class B Common Stock to Genuity under the FCC Order, GTE and its Affiliates shall so offer such shares, and Genuity may accept such offer and purchase such shares, in accordance with the procedures, for the price, and upon payment of the consideration as set forth in this Section 5.1.

(b) In the event GTE and its Affiliates are required to offer shares of Class B Common Stock to Genuity, they shall notify Genuity in writing at the address set forth in Section 6.5 hereof (a "FIRST OFFER NOTICE") of the number of shares of Class B Common Stock being offered and of the offer price (determined as hereinafter set forth as of a date reasonably proximate to the date of the First Offer Notice). The First Offer Notice shall set forth in reasonable detail the calculation of the offer price as of such reasonably proximate date. Genuity shall have 90 days from the date that it receives the First Offer Notice to notify GTE and its Affiliates at the addresses set forth in Section 6.5 of its intention to accept the offer as to all the shares of Class B Common Stock covered thereby or to reject the offer (without prejudice to Genuity's right to offer a lower price or to offer to purchase fewer shares). In the event Genuity does not accept the offer as to all the shares of Class B Common Stock covered thereby, GTE and its Affiliates shall thereafter be free to dispose of such shares in such manner as they choose (subject to compliance with applicable law, including the FCC Order) without interference or objection from Genuity. In the event that Genuity elects to so exercise its rights, Genuity shall have 180 days from the date that it received the First Offer Notice to make any financial or other arrangements and to consummate the purchase of all of the offered shares of Class B Common Stock pursuant to the First Offer Notice at the offer price, recalculated as of a date (the "PRICING DATE") that is five business days prior to the closing date of the purchase and sale of the shares as hereinafter set forth. Such offer price shall be payable, at Genuity's option, (i) in cash, (ii) by delivery by Genuity of an unsubordinated, marketable debt instrument of Genuity (which shall be guaranteed or co-executed by Genuity's principal operating subsidiaries) with a fair market value equal to its face amount (which shall be equal to such offer price) and which shall bear interest at a commercially reasonable rate, comparable to rates under similar instruments issued

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     by companies with debt ratings comparable to Genuity, with a commercially reasonable term for repayment, or (iii) part in cash and part by delivery of such a debt instrument. In the event that Genuity fails to consummate the purchase as set forth in the previous sentence, GTE and its Affiliates shall thereafter be free to dispose of such shares in such manner as they choose (subject to compliance with applicable law, including the FCC Order) without interference or objection from Genuity.

(c) The price payable by Genuity upon consummation of a purchase and sale under this Section 5.1 shall be the lesser of:

     (i) the fair market value of the shares on an As Converted Basis as of the Pricing Date, as determined by a nationally recognized independent investment banker selected jointly by Genuity and GTE, based upon the Average Closing Price of the Class A Common Stock; and

     (ii) (1) for any shares of Class B Common Stock in excess of the Ten Percent Amount, the S&P Amount with respect thereto as of the Pricing Date, and (2) for any shares of Class B Common Stock constituting a part of the Ten Percent Amount, the Market Value thereof as of the Pricing Date.

SECTION 5.2  PAYMENT TO GENUITY UPON CONVERSION.

(a) Pursuant to the FCC Order, GTE and its Affiliates have agreed, in the circumstances therein described, and subject to the terms and conditions thereof and to any modification made by the FCC thereto or any waivers granted by the FCC with respect thereto, to forego and pay or otherwise deliver to Genuity a portion of the appreciation on the Class B Common Stock that they would otherwise realize upon conversion or certain sales thereof. In the event GTE and its Affiliates are so required under the FCC Order to forego a portion of such appreciation, GTE and its Affiliates shall forego such portion, and Genuity shall distribute the same, in accordance with this Section 5.2.

(b) In the event that, upon a conversion or sale of their shares of Class B Common Stock, GTE and its Affiliates are required to forego a portion of the appreciation in such shares of Class B Common Stock, they shall elect, in their sole discretion, to either (a) make a cash payment to Genuity equal to the Cash Payment Amount (as defined below) or (b) adjust the then outstanding Conversion Ratio (as defined in the Amended and Restated Certificate of Incorporation) such that they (or, in the case of a sale of the Class B Common Stock, their transferees) would not receive the Foregone Shares (as defined below) which they (or such transferees) otherwise would be entitled to receive upon conversion of the Class B Common Stock under the Amended and Restated Certificate of Incorporation. In the event that, in connection with a sale of their shares of Class B Common Stock, GTE and its Affiliates elected to adjust the conversion ratio as described above, such adjustment shall be reflected in binding documentation executed by them, their transferee and Genuity.

(c) Subject to compliance with applicable law, Genuity shall distribute the Cash Payment Amount or Foregone Shares, as the case may be, to the holders of the Class A Common Stock as of a record date that is one business day prior to the date of its receipt of the

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     Cash Payment Amount or one business day prior to the date on which the number of Foregone Shares is determined, on a pro rata basis. Genuity and GTE and its Affiliates shall take reasonable steps to ensure that GTE and its Affiliates do not receive any such distribution on any shares of Class A Common Stock acquired by GTE and its Affiliates upon conversion of shares of Class B Common Stock or Class C Common Stock.

SECTION 5.3  ARTICLE V DEFINITIONS.  As used in this Article V:

     "AGGREGATE APPRECIATION AMOUNT" shall mean, with respect to any shares of Class B Common Stock, (a) the Fair Value less (b) the Investment Amount.

     "AVERAGE CLOSING PRICE" shall mean, at any date of determination, the average of the closing prices of the Class A Common Stock on the Nasdaq National Market System on the thirty trading days immediately prior to the date of determination.

     "AVERAGE PERCENTAGE" shall mean, at any date of determination, the percentage of the Relevant Appreciation Amount required to be foregone by GTE and its Affiliates pursuant to the FCC Order (as the same may be modified or waived by the FCC).

     "CASH PAYMENT AMOUNT" shall mean the product of (a) the Relevant Appreciation Amount, (b) the Average Percentage and (c) one minus the combined state and federal tax rate that is or would be applicable to a sale by GTE of shares of Class B Common Stock.

     "FAIR VALUE" shall mean, with respect to any shares of Class B Common Stock, at any date of determination, the fair market value of such shares on an As Converted Basis. If GTE or its Affiliates are converting shares of Class B Common Stock, the Fair Value thereof shall be determined by a nationally recognized independent investment banker chosen by GTE and shall be based upon the Average Closing Price of the Class A Common Stock, adjusted by subtracting therefrom the value attributable to Genuity's rights to receive and distribute cash or shares under Section 5.2 hereof. If GTE or its Affiliates are selling shares of Class B Common Stock, the Fair Value thereof shall be the price at which such shares are being sold.

     "FOREGONE SHARES" shall mean a number of shares of Class A Common Stock equal to the quotient obtained by dividing (a) the Cash Payment Amount by
     (b) the Average Closing Price adjusted by subtracting therefrom the value attributable to Genuity's rights to receive and distribute cash or shares under Section 5.2 hereof. In the event such an adjustment was made by an investment banker for purposes of determining the Fair Value, the same adjustment shall be used for purposes of this definition. In the event the Fair Value was determined based on the price at which shares of Class B Common Stock were sold, GTE shall retain an investment banker to determine the adjustment required for purposes of this definition.

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

     "INVESTMENT AMOUNT" with respect to any shares of Class B Common Stock shall be equal to the product of (a) the number of shares of Class A Common Stock into which such shares of Class B Common convertible under paragraph D.7(a)(ii) of Article Fourth of the Amended and Restated Certificate of Incorporation and (b) the price per share at which the Class A Common Stock was sold in the Initial Public Offering.

     "MARKET VALUE" shall mean, with respect to any shares of Class B Common Stock, at any date of determination, the Average Closing Price as of such date of the shares of Class A Common Stock into which such shares of Class B Common Stock could be converted.

     "RELEVANT APPRECIATION AMOUNT" shall mean, at any date of determination,
     (a) the Aggregate Appreciation Amount less (b) the Ten Percent Appreciation Amount.

     "S&P AMOUNT" shall mean, with respect to any shares of Class B Common Stock, at any date of determination, an amount equal to pretax amount that a hypothetical investor would have available at such date if such investor had invested in the Standard & Poors 500 Index on the closing date of the Initial Public Offering a sum equal to GTE's Investment Amount with respect to such shares of Class B Common Stock.

     Shares of Class B Common Stock shall be deemed to constitute a part of the "TEN PERCENT AMOUNT" at any date of determination, if such shares, together with all other shares of Class B Common Stock constituting a part of the Ten Percent Amount, are convertible into a number of shares of Class A Common Stock not greater than the quotient obtained by dividing (a) the total number of shares of Common Stock then outstanding on an As Converted Basis by (b) ten. For purposes of determining whether any shares of Class B Common Stock constitute a part of the Ten Percent Amount or are in excess of the Ten Percent Amount, GTE and its affiliates shall in all instances be deemed to have sold or converted or be selling or converting first shares in excess of the Ten Percent Amount and only thereafter shares constituting a part of the Ten Percent Amount.

     "TEN PERCENT APPRECIATION AMOUNT" shall mean the portion of the Aggregate Appreciation Amount allocable to the Ten Percent Amount.

                                  ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1 ENFORCEMENT OF VOTING LIMITATION. Genuity covenants to enforce the limitation on the voting rights of the Class A Common Stock set forth in paragraph C.2 of the Fourth Article of the Amended and Restated Certificate of Incorporation. In furtherance thereof, Genuity shall, not less than ten business days prior to any vote of the holders of the Class A Common Stock, certify to GTE in writing (the "GENUITY CERTIFICATION") at the address set forth in Section
6.5 hereof that it has (1) notified the board of directors of Genuity in

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

writing of any Schedule 13Ds or Schedule 13Gs (or any successor schedules or forms under the Securities Exchange Act of 1934, as amended) on file with the Securities and Exchange Commission with respect to Genuity and (2) specifically identified to the board of directors any holder that has reported in such a filing a beneficial ownership interest in Class A Common Stock in excess of 20% (whether or not such beneficial ownership is disclaimed by the holder). In the event that the board of directors has required, pursuant to paragraph C.2(e) of the Fourth Article of the Amended and Restated Certificate of Incorporation, any holder to certify the number of shares of Class A Common Stock owned of record or beneficially owned by such holder, the Genuity Certification shall so state and shall state whether or not such holder has complied with such requirement.

SECTION 6.2 CERTAIN TRANSFERS OF CLASS B COMMON STOCK. In the event that GTE or CFS transfers shares of Class B Common Stock that, under the FCC Order (including any amendment, modification or clarification thereof), are convertible by such transferee into Class A Common Stock only in a Percentage Driven Conversion (as defined in the Amended and Restated Certificate of Incorporation) and not in a Ratio Driven Conversion (as defined in the Amended and Restated Certificate of Incorporation), then (a) GTE or CFS, as the case may be, shall include in a written transfer agreement relating to the transfer of such shares of Class B Common Stock an agreement by such transferee, for itself and any subsequent transferees, that such shares of Class B Common Stock shall be convertible into Class A Common Stock only in a Percentage Driven Conversion and not in a Ratio Driven Conversion and (b) such shares of Class B Common Shares shall be legended prior to such transfer to indicate that they may be converted only in a Percentage Driven Conversion.

SECTION 6.3 INITIALLY OUTSTANDING B SHARES. The certificates representing the Initially Outstanding B Shares will initially bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

SECTION 6.4 ASSIGNMENT; BINDING EFFECT. Other than as specified herein, this Agreement shall not be assignable. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

SECTION 6.5 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or sent by telecopy or three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

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

     (i)  If to Genuity, to:  Genuity Inc.
                              3 Van de Graaff Drive
                              Burlington, Massachusetts  01803
                              Attention:  Ira H. Parker, Esq.
                              Facsimile:  (781) 262-3408

                              with a copy to:

                              Ropes & Gray
                              One International Place
                              Boston, Massachusetts 02110-2624
                              Attention:  Keith F. Higgins, Esq.
                              Facsimile:  (617) 951-7050

     (ii) If to GTE, to:      GTE Corporation
                              1255 Corporate Drive
                              Irving, Texas  76051
                              Attention:  General Counsel
                              Facsimile:  (972) 507-2332

                              with copies to:

                              Bell Atlantic Corporation
                              1095 Avenue of the Americas
                              New York, New York  10036
                              Attention:  Associate General Counsel -
                                            Mergers and Acquisitions
                              Facsimile:  (212) 764-2739

                                   and

                              O'Melveny & Myers LLP
                              153 East 53rd Street
                              New York, New York  10022
                              Attention:  Jeffrey J. Rosen, Esq.
                              Facsimile:  (212) 326-2061

or to such other address or facsimile number as the addressee may have specified in a notice duly given to the sender as provided in this Section 6.5.

SECTION 6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

SECTION 6.7 SECTION HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.

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

SECTION 6.8 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be waived or amended if, and only if, such amendment or waiver is in writing and signed by all of the parties hereto. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach hereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

SECTION 6.9 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understandings of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 6.10 SEVERABILITY. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of this Agreement.

SECTION 6.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the choice of law provisions thereof).

SECTION 6.12 JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF OR IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN OR PURSUANT TO SECTION 6.5 HEREOF TO RECEIVE NOTICES ON ITS BEHALF. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN SECTION 6.5; PROVIDED THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF THE SERVICE OF SUCH PROCESS. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT IN THE APPLICABLE JURISDICTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN SECTION 6.5. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

SECTION 6.13 INTERPRETATION. As used in this Agreement (including all exhibits, schedules and amendments hereto), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections and Articles refer to sections and articles of this Agreement, unless the context otherwise requires. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement. The word "person" shall mean a natural person or a corporation, partnership, limited liability company or other entity. The captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 6.14 PLAN OF REORGANIZATION. The parties hereby agree to adopt this Agreement as a "plan of reorganization" within the meaning of Section 368 of the Code.

SECTION 6.15  CERTAIN DEFINITIONS.  As used herein:

(a) "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of effectiveness of the Amended and Restated Certificate of Incorporation.

(b) "AS CONVERTED BASIS" means, with respect to any calculation, that all shares of Class B Common Stock outstanding at the time of such calculation shall be deemed converted into shares of Class A Common Stock pursuant to paragraph D.7(a)(ii) of Article Fourth of the Amended and Restated Certificate of Incorporation except (i) shares of Class B Common Stock Owned by GTE or its Affiliates as to which Genuity requests that GTE furnish a certificate to the effect that, under the FCC Order, there is a reasonable probability that such shares may in the future be convertible under such paragraph D.7(a)(ii) of Article Fourth of the Amended and Restated Certificate of Incorporation, and GTE fails to furnish such certificate and (ii) shares of Class B Common Stock Owned by Persons other than GTE or its Affiliates which, when originally transferred by GTE or its Affiliates, were required to be transferred pursuant to an agreement to which Genuity is a party limiting the transferee's (and its successors' and assigns') rights to convert such shares to conversion under paragraph D.7(a)(i) of Article Fourth of the Amended and Restated Certificate of Incorporation. For such purposes, shares of Class B Common Stock described in clauses (i) and (ii) of the preceding sentence shall be deemed converted into shares of Class A Common Stock pursuant to paragraph D.7(a)(i) of Article Fourth of the Amended and Restated Certificate of Incorporation.

(c) "OWN," "OWNS" or "OWNED" shall mean, with respect to any shares of Common Stock, the possession of the economic benefits and burdens thereof.

(d) "PERSON" means an individual, partnership, limited liability company, corporation, trust, association, or any other entity.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              GTE CORPORATION

                              By:
                                  ------------------------------
                              Name:
                              Title:

                              By:
                                  ------------------------------
                              Name:
                              Title:

                              CONTEL FEDERAL SYSTEMS, INC.

                              By:
                                  ------------------------------
                              Name:
                              Title:

                              By:
                                  ------------------------------
                              Name:
                              Title:

                              GENUITY INC.

                              By:
                                  ------------------------------
                              Name:
                              Title:

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